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                                                                     Exhibit 4.8
                                                                     -----------

         This SELLER SUBSTITUTION AMENDMENT AGREEMENT, dated as of December 31, 2001 (this "Agreement"), is made among (i) First Consumers National Bank, a
            ---------
national banking association ("FCNB"), as a Seller and as Servicer, (ii) First
                               ----
Consumers Credit Corporation, a Delaware corporation ("SPE"), (iii) Spiegel
                                                       ---
Credit Corporation III ("SCCIII"), a Delaware corporation, as a Seller, (iv)
                         ------
Spiegel, Inc., a Delaware corporation ("Spiegel") and (v) JPMorgan Chase Bank, as Administrative Agent.

                                   Background

A. The FCCCMNT Trust and the SCCMNT Trust have issued the Class A Notes pursuant to (i) the FCCCMNT Indenture, (ii) the FCCCMNT Indenture Supplement, (iii) the SCCMNT Indenture, and (iv) the SCCMNT Indenture Supplement.

B. FCNB, SCCIII, Spiegel, the Administrative Agent and the Conduit Purchasers, Bank Purchasers and Conduit Managing Agents named therein are party to a Note Purchase Agreement, dated as of October 17, 2001 (the "Note Purchase
                                                                 -------------
     Agreement"), relating to the purchase of the Class A Notes.
     ---------

C. FCNB wishes to substitute SPE for FCNB as the Seller with respect to the FCMT Trust and the FCCCMNT Trust.

D. Subject to the terms and conditions set forth herein, SCCIII, Spiegel, the Conduit Purchasers, Bank Purchasers and the Conduit Managing Agents are willing to consent to such substitution.

                                    Agreement

1.   Substitution. Subject to the satisfaction of the conditions precedent
     ------------
     specified in Section 9.9 of the Note Purchase Agreement, SPE is hereby substituted for FCNB as a party to the Note Purchase Agreement in the capacity of "Seller," and any and all provisions of the Note Purchase Agreement that refer to or assume FCNB's status as a national banking association are hereby amended, insofar as they relate to FCNB as a Seller, to reflect the fact that SPE, the new Seller, is instead a corporation formed under the laws of the State of Delaware. FCNB hereby assigns all of its rights and obligations in its capacity as "Seller" under or in connection with the Note Purchase Agreement to SPE and SPE hereby assumes and agrees to perform all obligations of FCNB in its capacity as "Seller" under or in connection with the Note Purchase Agreement.

         To the extent that they have the power and authority to do so, without the consent of the other parties to the Note Purchase Agreement, the parties to this Agreement hereby amend and restate the final sentence of Section
    15.7 of the Note Purchase Agreement to read in its entirety as follows:
    "Each Spiegel Party (other than each Seller as to itself) and each Financing Party agrees that so long as any Investor Notes issued under the FCCCMNT Trust or the SCCMNT Trust or any Investor Certificates issued under the FCMT Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which such Investor Notes or Investor Certificates shall have been outstanding, it shall not file, or join in the filing of, a petition against SCC III (in the case of the SCCMNT Trust) or the other Seller (in the case of the FCCCMNT Trust or the FCMT Trust) under the Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against SCC III (in the case of the SCCMNT Trust) or the other Seller (in the case of the FCCCMNT Trust or the FCMT Trust).". Each of the parties hereto further agrees not to execute any future amendment, extension or other modification of the Note Purchase Agreement unless that amendment, extension or other modification (or a prior amendment, extension or modification executed by all of the parties to the Note Purchase Agreement) contains a ratification of the foregoing amendment.

2.   Non-Petition. The parties to this Agreement hereby covenant and agree that
     ------------
     they will not at any time institute against SPE, or join in instituting against SPE, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceeding under any United States federal or state bankruptcy or similar law.

3.   Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     -------------
     ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                            [Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 SPIEGEL CREDIT CORPORATION III, as Seller

                                 By: /s/ John R. Steele
                                     ------------------
                                     John R. Steele
                                     Treasurer


                                 FIRST CONSUMERS NATIONAL BANK, as a Seller and as Servicer

                                 By: /s/ John R. Steele
                                     ------------------
                                     John R. Steele
                                     Treasurer


                                 SPIEGEL, INC.

                                 By: /s/ John R. Steele
                                     ------------------
                                     John R. Steele
                                     Treasurer


                                 JPMORGAN CHASE BANK,
                                 as Administrative Agent

                                 By: /s/ Dennis Knitowski
                                     --------------------
                                     Dennis Knitowski
                                     Vice President


                                 FIRST CONSUMERS CREDIT CORPORATION

                                 By: /s/ John R. Steele
                                     ------------------
                                     John R. Steele
                                     Treasurer